John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Gina Sheibley
Salesforce
Public Relations
917-297-8988
gsheibley@salesforce.com

Salesforce Announces Record Q2 Earnings, Surpasses $10B Run Rate Milestone
Faster Than Any Enterprise Software Company in History

•	Raises FY18 Revenue Guidance by $100 Million to $10.35 Billion to $10.40 Billion, up 23% to 24% Year-Over-Year

•	Second Quarter Revenue of $2.56 Billion, up 26% Year-Over-Year, 25% in Constant Currency

•	Second Quarter Operating Cash Flow of $331 Million, up 32% Year-Over-Year

•	Deferred Revenue of $4.82 Billion, up 26% Year-Over-Year, 25% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $10.4 Billion, up 30% Year-Over-Year

SAN FRANCISCO, Calif. - Aug. 22, 2017 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal second quarter ended July 31, 2017.

"We had a phenomenal quarter of growth, reaching a huge milestone for the company, becoming the first enterprise cloud software company to break the $10 billion revenue run rate," said Marc Benioff, chairman and CEO, Salesforce. "We did this faster than any other enterprise software company in history. Our continued momentum as the leader in CRM, the fastest-growing segment of our industry, combined with more than $15 billion in billed and unbilled deferred revenue, puts us well on the path to $20 billion and beyond."

Salesforce delivered the following results for its fiscal second quarter 2018:

Revenue: Total Q2 revenue was $2.56 billion, an increase of 26% year-over-year, and 25% in constant currency. Subscription and support revenues were $2.37 billion, an increase of 26% year-over-year. Professional services and other revenues were $193 million, an increase of 28% year-over-year.

Earnings per Share: Q2 GAAP diluted earnings per share was $0.02, and non-GAAP diluted earnings per share was $0.33.

Cash: Cash generated from operations for the second quarter was $331 million, an increase of 32% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $3.50 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2017 was $4.82 billion, an increase of 26% year-over-year, and 25% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the second quarter at approximately $10.4 billion, up 30% year-over-year. This includes approximately $625 million related to unbilled deferred revenue from Demandware.

As of August 22, 2017, the company is initiating revenue, earnings per share, and deferred revenue guidance for its third quarter of fiscal year 2018. In addition, the company is raising its full fiscal year 2018 revenue and earnings per share guidance, and maintaining its operating cash flow guidance, previously provided on May 18, 2017.

Q3 FY18 Guidance: Revenue is projected to be $2.64 billion to $2.65 billion, an increase of 23% to 24% year-over-year.

GAAP diluted earnings per share is projected to be $0.04 to $0.05, while non-GAAP diluted earnings per share is projected to be $0.36 to $0.37.

On balance sheet deferred revenue growth is projected to be 18% to 19% year-over-year.

Full Year FY18 Guidance: Revenue is projected to be $10.35 billion to $10.40 billion, an increase of 23% to 24% year-over-year.

GAAP diluted earnings per share is projected to be $0.07 to $0.09, while non-GAAP diluted earnings per share is projected to be $1.29 to $1.31.

Operating cash flow growth is projected to be 20% to 21% year-over-year.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2018
	Q3	FY2018
GAAP diluted EPS range*	$0.04 - $0.05	$0.07 - $0.09
Plus
Amortization of purchased intangibles	$0.10	$0.39
Stock-based expense	$0.33	$1.35
Amortization of debt discount, net	$0.01	$0.04
Less
Income tax effects and adjustments**	$(0.12)	$(0.56)
Non-GAAP diluted EPS	$0.36 - $0.37	$1.29 - $1.31
Shares used in computing basic net income per share (millions)	719	716
Shares used in computing diluted net income per share (millions)	736	733

* For Q3 GAAP diluted EPS, diluted number of shares used for calculation and expected tax of 55%. For FY18 GAAP diluted EPS, diluted number of shares used for calculation and expected tax rate of 54%.

** The Company's non-GAAP tax provision uses a long-term projected tax rate of 34.5%.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 61976849.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Sept. 22, 2017.

About Salesforce
Salesforce, the global leader in CRM, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company’s services or the company’s Web hosting; breaches of the company’s security measures; the financial and other impact of any previous and future acquisitions; the nature of the company’s business model, including risks related to government contracts; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s services; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2017 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

###

salesforce.com, inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Revenues:
Subscription and support	$2,368,499	$1,886,080	$4,569,407	$3,661,573
Professional services and other	193,090	150,538	379,761	291,648
Total revenues	2,561,589	2,036,618	4,949,168	3,953,221
Cost of revenues (1)(2):
Subscription and support	493,879	376,456	956,800	727,557
Professional services and other	176,788	149,123	364,422	295,003
Total cost of revenues	670,667	525,579	1,321,222	1,022,560
Gross profit	1,890,922	1,511,039	3,627,946	2,930,661
Operating expenses (1)(2):
Research and development	386,447	291,506	762,528	552,476
Marketing and sales	1,170,749	934,931	2,280,253	1,830,791
General and administrative	282,933	252,051	543,254	462,857
Total operating expenses	1,840,129	1,478,488	3,586,035	2,846,124
Income from operations	50,793	32,551	41,911	84,537
Investment income	8,754	11,916	14,020	20,038
Interest expense	(21,629)	(20,708)	(43,825)	(42,719)
Other income (expense) (1)	(7,465)	524	(4,616)	(13,282)
Gains from acquisitions of strategic investments	0	0	0	12,864
Income before benefit from (provision for) income taxes	30,453	24,283	7,490	61,438
Benefit from (provision for) income taxes	(12,717)	205,339	1,039	206,943
Net income	$17,736	$229,622	$8,529	$268,381
Basic net income per share	$0.02	$0.34	$0.01	$0.40
Diluted net income per share	$0.02	$0.33	$0.01	$0.39
Shares used in computing basic net income per share	712,039	681,126	709,157	678,929
Shares used in computing diluted net income per share	729,386	695,968	726,222	691,714

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenues	$43,483	$25,544	$87,069	$47,759
Marketing and sales	30,563	23,151	61,207	38,537
Other non-operating expense	376	642	751	1,348

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenues	$32,202	$23,495	$63,712	$50,129
Research and development	66,644	38,624	130,559	73,792
Marketing and sales	120,550	86,323	239,546	181,797
General and administrative	37,089	33,868	74,237	65,511

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Revenues:
Subscription and support	92%	93%	92%	93%
Professional services and other	8	7	8	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	18	19	18
Professional services and other	7	8	8	8
Total cost of revenues	26	26	27	26
Gross profit	74	74	73	74
Operating expenses (1)(2):
Research and development	15	14	15	14
Marketing and sales	46	46	46	46
General and administrative	11	12	11	12
Total operating expenses	72	72	72	72
Income from operations	2	2	1	2
Investment income	0	0	0	1
Interest expense	(1)	(1)	(1)	(1)
Other income (expense) (1)	0	0	0	0
Gains from acquisitions of strategic investments	0	0	0	0
Income before benefit from (provision for) income taxes	1	1	0	2
Benefit from (provision for) income taxes	0	10	0	5
Net income	1%	11%	0%	7%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenues	2%	1%	2%	1%
Marketing and sales	1	1	1	1
Other non-operating expense	0	0	0	0

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenues	1%	1%	1%	1%
Research and development	3	2	3	2
Marketing and sales	5	4	5	5
General and administrative	1	2	1	1

salesforce.com, inc.
Consolidated Balance Sheets
(in thousands)

	July 31, 2017	January 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,949,110	$1,606,549
Marketable securities	1,552,135	602,338
Accounts receivable, net	1,569,322	3,196,643
Deferred commissions	302,528	311,770
Prepaid expenses and other current assets	438,246	279,527
Total current assets	5,811,341	5,996,827
Property and equipment, net	1,866,576	1,787,534
Deferred commissions, noncurrent	224,232	227,849
Capitalized software, net	140,703	141,671
Strategic investments	657,687	566,953
Goodwill	7,294,381	7,263,846
Intangible assets acquired through business combinations, net	965,887	1,113,374
Other assets, net	457,996	486,869
Total assets	$17,418,803	$17,584,923
Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,576,822	$1,752,664
Deferred revenue	4,818,634	5,542,802
Convertible 0.25% senior notes, net	1,130,729	0
Total current liabilities	7,526,185	7,295,466
Convertible 0.25% senior notes, net	0	1,116,360
Term loan	497,796	497,221
Loan assumed on 50 Fremont	198,403	198,268
Revolving credit facility	0	196,542
Other noncurrent liabilities	727,882	780,939
Total liabilities	8,950,266	10,084,796
Temporary equity:
Convertible 0.25% senior notes	17,223	0
Stockholders’ equity:
Common stock	719	708
Additional paid-in capital	8,889,441	8,040,170
Accumulated other comprehensive income (loss)	17,535	(75,841)
Accumulated deficit	(456,381)	(464,910)
Total stockholders’ equity	8,451,314	7,500,127
Total liabilities, temporary equity and stockholders’ equity	$17,418,803	$17,584,923

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Operating activities:
Net income	$17,736	$229,622	$8,529	$268,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	192,257	149,361	377,365	282,133
Amortization of debt discount and issuance costs	7,753	6,868	15,470	14,053
Gains from acquisitions of strategic investments	0	0	0	(12,864)
Amortization of deferred commissions	107,868	88,783	214,010	177,297
Expenses related to employee stock plans	256,485	182,310	508,054	371,229
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(129,447)	(73,167)	1,628,060	1,234,145
Deferred commissions	(116,703)	(70,643)	(201,152)	(134,162)
Prepaid expenses and other current assets and other assets	32,296	(9,728)	(151,115)	(66,399)
Accounts payable, accrued expenses and other liabilities	187,042	(46,666)	(114,200)	(332,894)
Deferred revenue	(224,018)	(206,062)	(724,168)	(499,179)
Net cash provided by operating activities	331,269	250,678	1,560,853	1,301,740
Investing activities:
Business combinations, net of cash acquired	0	(2,798,194)	(19,781)	(2,799,993)
Strategic investments, net	(42,958)	(390)	(43,416)	(22,451)
Purchases of marketable securities	(501,333)	(285,795)	(1,199,894)	(875,131)
Sales of marketable securities	139,628	1,610,724	243,465	1,833,658
Maturities of marketable securities	9,420	27,253	13,270	50,538
Capital expenditures	(128,388)	(96,030)	(284,990)	(179,331)
Net cash used in investing activities	(523,631)	(1,542,432)	(1,291,346)	(1,992,710)
Financing activities:
Proceeds from term loan, net	0	495,550	0	495,550
Proceeds from employee stock plans	183,009	133,878	342,816	223,019
Principal payments on capital lease obligations	(65,731)	(12,795)	(75,174)	(62,763)
Payments on revolving credit facility	0	0	(200,000)	0
Net cash provided by financing activities	117,278	616,633	67,642	655,806
Effect of exchange rate changes	(710)	(8,736)	5,412	(7,973)
Net increase (decrease) in cash and cash equivalents	(75,794)	(683,857)	342,561	(43,137)
Cash and cash equivalents, beginning of period	2,024,904	1,799,083	1,606,549	1,158,363
Cash and cash equivalents, end of period	$1,949,110	$1,115,226	$1,949,110	$1,115,226

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jul 31, 2017	Apr 30, 2017	Jan 31, 2017	Oct 31, 2016	Jul 31, 2016	Apr 30, 2016
Full Time Equivalent Headcount (1)	27,155	26,213	25,178	23,939	23,247	21,119
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$3,501,245	$3,219,550	$2,208,887	$1,751,130	$1,719,946	$3,715,452
Strategic investments	$657,687	$639,191	$566,953	$555,968	$548,258	$520,750
Deferred revenue (2)	$4,818,634	$5,042,652	$5,542,802	$3,495,133	$3,823,561	$4,006,914
Unbilled deferred revenue, a non-GAAP measure (3)	$10,400,000	$9,600,000	$9,000,000	$8,600,000	$8,000,000	$7,600,000
Principal due on our outstanding debt obligations (4)	$1,850,000	$1,850,000	$2,050,000	$1,850,000	$1,850,000	$1,350,000
(1) Full time equivalent headcount for July 31, 2016 includes 1,050 from the acquisition of Demandware, Inc.
(2) Prior period balances include deferred revenue current and noncurrent.
(3) Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.
(4) In July 2016, the Company borrowed $500.0 million under a term loan facility to partially fund the acquisition of Demandware, Inc.

Selected Balance Sheet Accounts (in thousands):

	July 31, 2017	April 30, 2017	January 31, 2017
Prepaid Expenses and Other Current Assets
Prepaid income taxes	$75,031	$69,134	$26,932
Other taxes receivable	36,634	33,687	34,177
Prepaid expenses and other current assets	326,581	344,826	218,418
	$438,246	$447,647	$279,527
Property and Equipment, net
Land	$183,888	$183,888	$183,888
Buildings and building improvements	623,411	621,950	621,377
Computers, equipment and software	1,555,572	1,503,140	1,440,986
Furniture and fixtures	125,858	122,435	112,564
Leasehold improvements	741,466	696,902	627,069
	3,230,195	3,128,315	2,985,884
Less accumulated depreciation and amortization	(1,363,619)	(1,281,902)	(1,198,350)
	$1,866,576	$1,846,413	$1,787,534
Intangible Assets Acquired Through Business Combinations, net
Acquired developed technology	$427,870	$471,016	$514,232
Customer relationships	531,065	562,125	589,579
Trade names and trademarks	3,581	4,091	4,601
Territory rights and other	2,690	3,096	3,530
50 Fremont lease intangibles	681	1,056	1,432
	$965,887	$1,041,384	$1,113,374
Other Assets, net
Deferred income taxes, noncurrent, net	$29,926	$29,312	$28,939
Long-term deposits	24,305	23,874	23,597
Domain names and patents, net of accumulated amortization	30,662	34,784	39,213
Customer contract asset	229,597	255,387	281,733
Other	143,506	131,877	113,387
	$457,996	$475,234	$486,869
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$148,279	$128,065	$115,257
Accrued compensation	517,433	434,899	730,390
Non-cash equity liability	55,394	60,870	68,355
Accrued other liabilities	452,398	463,218	419,299
Accrued income and other taxes payable	196,670	192,434	239,699
Accrued professional costs	46,579	38,098	38,254
Accrued rent	21,384	22,777	19,710
Capital lease obligation, current	118,888	99,630	102,106
Financing obligation - leased facility, current	19,797	19,695	19,594
	$1,576,822	$1,459,686	$1,752,664
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$111,404	$106,303	$99,378
Financing obligation - leased facility	199,539	200,129	200,711
Long-term lease liabilities and other	416,939	496,302	480,850
	$727,882	$802,734	$780,939

Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Sales Cloud	$886.4	$754.9	$1,716.0	$1,479.5
Service Cloud	698.5	575.4	1,349.7	1,115.5
Salesforce Platform and Other	466.5	353.4	897.6	679.3
Marketing and Commerce Cloud	317.1	202.4	606.1	387.3
	$2,368.5	$1,886.1	$4,569.4	$3,661.6

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Total revenues by geography (in thousands):
Americas	$1,854,169	$1,495,201	$3,609,527	$2,908,430
Europe	464,371	347,320	873,986	675,174
Asia Pacific	243,049	194,097	465,655	369,617
	$2,561,589	$2,036,618	$4,949,168	$3,953,221

Total revenues by geography as a percentage of total revenues:
Americas	72%	73%	73%	74%
Europe	18	17	18	17
Asia Pacific	10	10	9	9
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended July 31, 2017 compared to Three Months Ended July 31, 2016	Three Months Ended April 30, 2017 compared to Three Months Ended April 30, 2016	Three Months Ended July 31, 2016 compared to Three Months Ended July 31, 2015
Americas	24%	24%	24%
Europe	31%	29%	32%
Asia Pacific	27%	26%	29%
Total growth	25%	25%	26%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Deferred revenue constant currency growth rates (as compared to the comparable prior periods)	July 31, 2017 compared to July 31, 2016	April 30, 2017 compared to April 30, 2016	July 31, 2016 compared to July 31, 2015
Total growth	25%	27%	27%

We present constant currency information for deferred revenue to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental GAAP and Non-GAAP Diluted Share Count Information
(share data in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Weighted-average shares outstanding for basic earnings per share	712,039	681,126	709,157	678,929
Effect of dilutive securities:
Convertible senior notes	4,336	2,977	3,863	1,961
Employee stock awards	13,011	11,865	13,202	10,824
Adjusted weighted-average shares outstanding and assumed conversions for GAAP and Non-GAAP diluted earnings per share	729,386	695,968	726,222	691,714

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Operating cash flow
GAAP net cash provided by operating activities	$331,269	$250,678	$1,560,853	$1,301,740
Less:
Capital expenditures	(128,388)	(96,030)	(284,990)	(179,331)
Free cash flow	$202,881	$154,648	$1,275,863	$1,122,409
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include our strategic investments.

Comprehensive Income
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Net income	$17,736	$229,622	$8,529	$268,381
Other comprehensive income, before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	16,384	(10,407)	30,408	(151)
Unrealized gains (losses) on marketable securities and strategic investments	(8,362)	25,896	62,968	36,980
Other comprehensive income, before tax	8,022	15,489	93,376	36,829
Tax effect	0	1,873	0	1,873
Other comprehensive income, net of tax	8,022	17,362	93,376	38,702
Comprehensive income	$25,758	$246,984	$101,905	$307,083

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Non-GAAP gross profit
GAAP gross profit	$1,890,922	$1,511,039	$3,627,946	$2,930,661
Plus:
Amortization of purchased intangibles (a)	43,483	25,544	87,069	47,759
Stock-based expense (b)	32,202	23,495	63,712	50,129
Non-GAAP gross profit	$1,966,607	$1,560,078	$3,778,727	$3,028,549
Non-GAAP operating expenses
GAAP operating expenses	$1,840,129	$1,478,488	$3,586,035	$2,846,124
Less:
Amortization of purchased intangibles (a)	(30,563)	(23,151)	(61,207)	(38,537)
Stock-based expense (b)	(224,283)	(158,815)	(444,342)	(321,100)
Non-GAAP operating expenses	$1,585,283	$1,296,522	$3,080,486	$2,486,487
Non-GAAP income from operations
GAAP income from operations	$50,793	$32,551	$41,911	$84,537
Plus:
Amortization of purchased intangibles (a)	74,046	48,695	148,276	86,296
Stock-based expense (b)	256,485	182,310	508,054	371,229
Non-GAAP income from operations	$381,324	$263,556	$698,241	$542,062
Non-GAAP non-operating loss (c)
GAAP non-operating loss	$(20,340)	$(8,268)	$(34,421)	$(23,099)
Plus:
Amortization of debt discount, net	6,423	6,264	12,806	12,490
Amortization of acquired lease intangible	376	642	751	1,348
Less:
Gains from acquisitions of strategic investments	0	0	0	(12,864)
Non-GAAP non-operating loss	$(13,541)	$(1,362)	$(20,864)	$(22,125)
Non-GAAP net income
GAAP net income	$17,736	$229,622	$8,529	$268,381
Plus:
Amortization of purchased intangibles (a)	74,046	48,695	148,276	86,296
Amortization of acquired lease intangible	376	642	751	1,348
Stock-based expense (b)	256,485	182,310	508,054	371,229
Amortization of debt discount, net	6,423	6,264	12,806	12,490
Less:
Gains from acquisitions of strategic investments	0	0	0	(12,864)
Income tax effects and adjustments	(114,168)	(297,107)	(234,734)	(388,921)
Non-GAAP net income	$240,898	$170,426	$443,682	$337,959

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Non-GAAP diluted earnings per share
GAAP diluted net income per share	$0.02	$0.33	$0.01	$0.39
Plus:
Amortization of purchased intangibles	0.10	0.07	0.20	0.12
Amortization of acquired lease intangible	0.00	0.00	0.00	0.00
Stock-based expense	0.35	0.26	0.70	0.54
Amortization of debt discount, net	0.01	0.01	0.02	0.02
Less:
Gains from acquisitions of strategic investments	0.00	0.00	0.00	(0.02)
Income tax effects and adjustments	(0.15)	(0.43)	(0.32)	(0.56)
Non-GAAP diluted earnings per share	$0.33	$0.24	$0.61	$0.49
Shares used in computing Non-GAAP diluted net income per share	729,386	695,968	726,222	691,714

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenues	$43,483	$25,544	$87,069	$47,759
Marketing and sales	30,563	23,151	61,207	38,537
	$74,046	$48,695	$148,276	$86,296

b)	Stock-based expense was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenues	$32,202	$23,495	$63,712	$50,129
Research and development	66,644	38,624	130,559	73,792
Marketing and sales	120,550	86,323	239,546	181,797
General and administrative	37,089	33,868	74,237	65,511
	$256,485	$182,310	$508,054	$371,229

c)	GAAP non-operating loss consists of investment income, interest expense, other expense and gains from acquisitions of strategic investments.

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income Per Share
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
GAAP Basic Net Income Per Share
Net income	$17,736	$229,622	$8,529	$268,381
Basic net income per share	$0.02	$0.34	$0.01	$0.40
Shares used in computing basic net income per share	712,039	681,126	709,157	678,929
	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$240,898	$170,426	$443,682	$337,959
Basic Non-GAAP net income per share	$0.34	$0.25	$0.63	$0.50
Shares used in computing basic Non-GAAP net income per share	712,039	681,126	709,157	678,929
	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
GAAP Diluted Net Income Per Share
Net income	$17,736	$229,622	$8,529	$268,381
Diluted net income per share	$0.02	$0.33	$0.01	$0.39
Shares used in computing diluted net income per share	729,386	695,968	726,222	691,714
	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$240,898	$170,426	$443,682	$337,959
Diluted Non-GAAP net income per share	$0.33	$0.24	$0.61	$0.49
Shares used in computing diluted Non-GAAP net income per share	729,386	695,968	726,222	691,714

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP free cash flow, and constant currency revenue and constant currency deferred revenue growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on conversions of the company’s convertible senior notes, gains/losses on sales of land and building improvements, gains/losses on company-initiated acquisitions of entities in which the company held an equity investment, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the Q2 FY18 financial statements and for its non-GAAP estimates for Q3 and FY18:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Gains on Acquisitions of Strategic Investments: The company views gains on sales of its strategic investments resulting from acquisitions initiated by the company in which an equity interest was previously held as discrete events and not indicative of operational performance during any particular period.

•
Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, amortization of acquired leases, amortization of debt discount, gains/losses on the sales of land and building improvements, gains on sales of strategic investments, and termination of office leases. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. The non-GAAP tax rate for fiscal 2018 is 34.5 percent.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.